Geovic Mining Corp. Provides Project Update

February 15, 2012 – Denver, CO - Geovic Mining Corp. (“Geovic” or “the Company”, TSX:GMC, OTCBB:GVCM), on behalf of the Company’s 60.5% subsidiary Geovic Cameroon PLC., (39.5% owned or represented by Societe Nationale d’Investissement du Cameroun (“SNI”) Cameroon national investment corporation) is pleased to provide an update on progress at the Nkamouna cobalt-nickel-manganese Project in Cameroon, Africa, as well as an update on status of financing and product sales.

As reported in April 2011 upon completion of the Feasibility Study undertaken by Lycopodium Minerals Pty Ltd., the estimated scope and cost of the Nkamouna Project has increased significantly. As a result, the Company’s efforts have increasingly focused on opportunities to introduce additional partners or strategic investors to the Project.

Technical Activities

The Company has intentionally limited its activities in order to conserve cash until such time as Project debt and equity financing arrangements are in place. However, certain technical and environmental programs were undertaken pursuant to commitments with government and/or in the interest of making sure that the metallurgical process was fully demonstrated.

ESA Update - The Nkamouna Project obtained its environmental authorizations from the Republic of Cameroon in 2007. In a letter dated 3 September 2010, the Ministry of Environment and Protection of Nature confirmed that the 2007 authorizations remain valid, but requested that the Environmental and Social Assessment (ESA) document be updated for consistency with the Lycopodium Feasibility Study. Geovic Cameroon retained Knight Piesold and Co. of Denver, Colorado, USA and Rainbow Environment Consult SARL of Yaoundé Cameroon, the original ESA authors, to update the documents as requested by the Ministry. The updated ESA was completed on April 30, 2011 and has been posted on the Company website since that time. It was submitted to the Ministry in May, 2011 and is fully aligned with the plans presented in the Feasibility Study.

Critical Habitat Fieldwork - Among the component plans presented in the updated ESA was a Biodiversity Management Plan. This plan called for additional fieldwork to assess the quality of the habitat in and around the Project area to support a variety of flora and fauna species. Geovic Cameroon retained a qualified expert to accomplish this fieldwork, which was completed in July-August, 2011. The Consultant’s work confirmed the presence of a number of important fauna species, including great apes. Geovic Cameroon also engaged a highly-qualified Panel of Experts to review the Consultant’s work and to assist in the mitigation planning process. This work is ongoing and will continue throughout the life of the Project.

Hydrosizer Demonstration – The only element of the metallurgical process that remained undemonstrated after the Feasibility Study was the use of hydrosizing equipment for removing fine waste from the coarser, heavier concentrate. All other aspects of the metallurgical process had been fully demonstrated using continuous pilot-scale testing and/or bench scale testing. In November of 2011, Geovic Cameroon commissioned Allied Mineral Laboratories of Perth, WA, Australia to perform the hydrosizer pilot demonstration. This test work was completed successfully and the entire physical upgrading and hydrometallurgical plant flow sheets have now been fully demonstrated in the laboratory and in pilot plant operations. The test work also identified potential areas of improving the flow sheet, which will need to be further investigated during the detailed design phase of the project.

Financing and Product Sales

The Company has devoted most of its efforts to seeking and evaluating a means to finance the Nkamouna Project since the Feasibility Study was completed. We have considered many possible alternatives. We continue to focus our attention on strategic investments into the Project with one or more strategic investors, through direct ownership, joint ventures or similar arrangements, including a sale of a potentially significant portion or all of our interest in the Project. An investor in such an arrangement could agree to assist in financing and Project management and to purchase much of the mixed cobalt-nickel sulfide (MSP) and manganese carbonate products from the Project.

Numerous parties contacted have existing business structures or facilities that indicate an interest to secure a supply of the product we expect to produce from the Nkamouna Project. Confidentiality agreements have been executed with many of these entities and we have shared technical information and provided samples of the product(s) to be produced, for testing by the potential customer.

Due Diligence Reviews by Other Parties – Once processing compatibility was confirmed, six parties commenced due diligence site visits to the Project. Some of these parties continue to have an interest to make potentially significant investments in the Project by which they could secure some or all of our MSP product, and in some instances our manganese carbonate product as well. Others have expressed little or no interest in ownership in the Project, but are willing to consider other incentives in order to secure a reliable long term future supply of cobalt from the Project.

Active Negotiations with Large State-Owned Companies in Two Countries - We have had active negotiations with large state-owned companies in two Asian countries since mid-2011. Business propositions have ranged from a conventional strategic investment in the operating subsidiary, to a subordinated debt facility sufficient to cover some or all the Geovic Cameroon shareholders’ equity requirements in a Project financing arrangement in exchange for the right to secure MSP product, along with other possibilities. We hope to be in a position to move one of these discussions into final contracted arrangements in 2012.

Geovic CEO Mike Mason said “We are making good headway toward bringing a strong strategic partner on board, and with a strategic partner comes the ability for the Company and the other Geovic Cameroon shareholder to fund the equity portion of a financing so that Project debt financing can be secured. We hope to see that completed in 2012, but Geovic’s position in the Project may change, potentially significantly, to accomplish this. We are committed to move the Project into production. Given the magnitude of projected construction and start-up costs and Geovic’s current financial position, selling some or even all of our interest in the Project is an acceptable alternative.”

Geovic Mining Background

Geovic is a U.S.-based corporation whose principal asset is 60.5% indirect ownership of a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, Africa. Additional Company initiatives and project information may be found on the websites www.sedar.com, and www.sec.gov. For more information, please go to www.geovic.net or contact:

On behalf of the Board

Michael T. Mason

Chief Executive Officer and Chairman

Barbara A. Filas

President

Geovic Mining Corp.

Direct (303) 476-6455

bfilas@geovic.net

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to future economic conditions and project operating results, the ability to complete financing, obtaining a suitable strategic partner or selling all or a portion of the Project, predicted capital costs and operating costs, commodity prices, production rates, recovery rates, and the results of the feasibility study. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “hopes”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or statements that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to exploration activities and operations; actual results of current exploration activities; conclusions of economic evaluations; predicted capital costs, operating costs, the ability to obtain financing and to market the products, production rates; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labor disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.